Exhibit 99.1

Federal-Mogul Powertrain Completes Purchase

of TRW Engine Valve Business

Strategic acquisition strengthens Company’s product offering

Southfield, Michigan, February 9, 2015...Federal-Mogul Powertrain, a division of Federal-Mogul Holdings Corporation (NASDAQ: FDML), today announced that it has closed on material portions of the previously announced acquisition of TRW’s engine valve business. The acquired business, headquartered in Barsinghausen, Germany, employs nearly 4,000 people globally.

“We are extremely excited about this strategic acquisition, as it adds a completely new product line that is very complementary to Federal-Mogul Powertrain’s portfolio. This engine valve business enables us to provide more value to our customers who look to us to help them improve fuel economy, reduce emissions and enhance vehicle performance on a global basis,” said Rainer Jueckstock CEO, Federal-Mogul Powertrain and Co-CEO, Federal-Mogul Holdings Corp.

Federal-Mogul’s Powertrain division is a leading provider of powertrain components, designing and manufacturing products for automotive, heavy-duty, industrial and marine applications. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle performance.

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Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, but are not limited to, our intent to create an independent company following the spin-off, revenue and growth expectation for the independent company or the company following the spin-off, the expectation that the spin-off will be tax free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent company and the company following a spin-off, failure to obtain regulatory approval for the spin-off or to satisfy any of the other conditions to the proposed spin-off, adverse effect on the market price of our common stock and on our operating results because of a failure to complete the proposed spin-off, negative effects of announcement or consummation of the proposed spin-off on the market price of the company’s common stock, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the companies in connection with the proposed spin-off, unanticipated litigation or legal settlement expenses, changes in capital market conditions that may affect financing, the impact of the proposed spin-off on the companies’ employees, customers and suppliers, future opportunities that the company’s board may determine present greater potential to increase shareholder value, the ability of the companies to operate independently following the spin-off, the company’s ability to successfully integrate and achieve the anticipated synergies from recent acquisitions, fluctuations in domestic or foreign vehicle production, fluctuations in the demand for vehicles containing our products, the company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, the success of the company’s original equipment and aftermarket segmentation and corresponding effects and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

About Federal-Mogul

Federal-Mogul Holdings Corporation (NASDAQ: FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.

Federal-Mogul operates two independent business divisions, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors.

Federal-Mogul Powertrain designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and marine applications.

Federal-Mogul Motorparts sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. The company’s aftermarket brands include ANCO® wiper blades; Champion® spark plugs, wipers and filters; AE®, Fel-Pro®, FP Diesel®, Goetze®, Glyco®, Nüral®, Payen® and Sealed Power® engine products; MOOG® steering and suspension parts; and Ferodo®, Jurid® and Wagner® brake products.

Federal-Mogul was founded in Detroit in 1899 and maintains its worldwide headquarters in Southfield, Michigan. The company employs more than 45,000 people in 34 countries. For more information, please visit www.federalmogul.com.

CONTACT:

Paula Silver

(248) 354-3045

paula.silver@federalmogul.com